UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2013

American Greetings Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Road Cleveland, Ohio		44144
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2013, American Greetings Corporation (the “Corporation”) entered into the First Amendment (the “Amendment”) to Limited Guaranty (the “Guaranty”) with Wells Fargo Bank, National Association, as successor by merger to Wells Fargo Retail Finance, LLC. Pursuant to the Guaranty, the Corporation had previously guaranteed the repayment of up to $12 million of borrowings by Schurman Fine Papers (“Schurman”) under Schurman’s senior revolving credit facility. The Amendment reduces the amount the Corporation guarantees from $12 million to $10 million of Schurman’s borrowings, and extends the term of the Guaranty from January 1, 2014 to July 18, 2016. The Corporation’s obligations under the Guaranty continue to be triggered generally only once Schurman’s lenders under its senior revolving credit facility have substantially completed the liquidation of the collateral thereunder, or 91 days after the liquidation is started, whichever is earlier, and will be limited to the deficiency, if any, between the amount owed and the amount collected in connection with the liquidation. The Guaranty continues to be backed by a letter of credit for the term of the Guaranty.

The description of the Amendment set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

By letter agreement dated January 22, 2013 (the “Letter Agreement”), the Corporation and Schurman terminated that certain loan agreement by and between the Corporation and Schurman, dated as of April 17, 2009 (the “Loan Agreement”), and canceled the revolving credit note relating thereto. Pursuant to the Loan Agreement, Schurman was permitted to borrow up to $10 million. The Loan Agreement was set to expire by its terms on June 25, 2013.

The description of the Letter Agreement set forth in this Item 1.02 is not complete and is qualified in its entirety by reference to the full text of the Letter Agreement which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	First Amendment to Limited Guaranty, issued by the Corporation to Wells Fargo Bank, National Association, as successor by merger to Wells Fargo Retail Finance, LLC, dated January 22, 2013.

10.2	Letter Agreement, dated January 22, 2013, terminating that certain Loan Agreement by and between Schurman Fine Papers, d/b/a Papyrus, as Borrower, and the Corporation, as Lender, dated as of April 17, 2009, and cancelling the Revolving Credit Note relating thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Greetings Corporation
(Registrant)
Date January 28, 2013

/s/ Christopher W. Haffke
Christopher W. Haffke Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

10.1	First Amendment to Limited Guaranty, issued by the Corporation to Wells Fargo Bank, National Association, as successor by merger to Wells Fargo Retail Finance, LLC, dated January 22, 2013.

10.2	Letter Agreement, dated January 22, 2013, terminating that certain Loan Agreement by and between Schurman Fine Papers, d/b/a Papyrus, as Borrower, and the Corporation, as Lender, dated as of April 17, 2009, and cancelling the Revolving Credit Note relating thereto.